SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022 (March 8, 2021)

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40143	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 North Audley Street
London W1K 6LX
United Kingdom	W1K 6LX
(Address of principal executive offices)	(Zip Code)

+44 (0)20 3931 9785

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-quarter of one redeemable warrant	AURCU	The NASDAQ Stock Market LLC
Class A Ordinary Shares included as part of the units	AURC	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AURCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Aurora Acquisition Corp. (the “Company”) is filing this Form 8-K/A (this “Amendment”) to amend and restate its audited balance sheet as of March 8, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2021 (“the Original Form 8-K”) on account of the restatement of the Company’s financial statement and related footnote disclosures as of March 8, 2021.

Background of Restatement

As previously reported on its Current Report on Form 8-K filed with the SEC on March 12, 2021, the Audit Committee of the Board of Directors of the Company, after discussion with the Company’s management, concluded that the Company’s financial statement and related footnote disclosures as of March 8, 2021 filed in the Original Form 8-K contained errors relating to the accounting for warrants which were initially presented as components of equity and has been determined that they should have been classified as a liability and related offering costs all of which were initially recorded as a reduction of equity. It has been determined that a portion of offering costs should have been expensed immediately in connection with the warrants that were classified as liabilities.

In addition, Class A shares subject to redemption were originally recorded at the correct full redemption value. In the subsequent periods, beginning with the period ending March 8, 2021, the Class A shares were restated to account for the initial classification of the warrant liability. Class A shares subject to redemption were then restated and presented net of the warrant value and costs associated with the issuance of warrants. In light of subsequent SEC Staff communications, management, in accordance with ASC 480-10-S99, has restated its financial statements to classify the Class A shares subject to redemption to full redemption value.

Lastly, the Company granted the underwriters a 45-day option to purchase up to 3,300,000 additional Units to cover over-allotments at the initial public offering price, less the underwriting discounts and commissions. The Company concluded that the underwriters’ over-allotment option to purchase up to 3,300,000 additional Units should have been classified as a liability pursuant to ASC 480.

In light of these errors, it was determined that it is appropriate to amend and restate the Company’s Original Form 8-K. The Audit Committee of Board of Directors of the Company discussed with the Company’s independent accountants and are in agreement with the matters as disclosed in this Amendment.

Effects of Restatement

See Note 2 to the Notes to Financial Statement included in this Amendment as Exhibit 99.1 for additional information on the restatement and the related financial statement effects. The Company does not expect these changes will have any impact on its cash position and cash held in the trust account established in connection with the Company’s initial public offering.

Internal Control Considerations

The Company’s management has concluded that in light of the errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. For a discussion of management’s consideration of the material weakness identified, see Part I, Item 4, “Controls and Procedures”, of the Company’s Quarterly Report as of and for the period ended September 30, 2021 on Form 10-Q, filed with the SEC on November 15, 2021.

Except as described above, this Amendment does not amend, update or change any other disclosures in the Original Form 8-K. In addition, the information contained in this Amendment does not reflect events occurring after the filing of the Original Form 8-K and does not modify or update the disclosures therein, except as specifically identified above. Among other things, forward-looking statements made in the Original Form 8-K have not been revised to reflect events, results, or developments that occurred or facts that became known to us after the date of the Original Form 8-K other than the restatement, and such forward-looking statements should be read in conjunction with our filings with the SEC, including those subsequent to the filing of the Original Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet, as of March 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2022	AURORA ACQUISITION CORP.

	By:	/s/ Arnaud Massenet
	Name:	Arnaud Massenet
	Title:	Chief Executive Officer